SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                        Date of Report: January 23, 2003



                                   AT&T CORP.
               (Exact Name of Registrant as Specified in Charter)

                                    New York

                 (State or Other Jurisdiction of Incorporation)

        1-1105                                             13-4924710
(Commission File Number)                       (IRS Employer Identification No.)


         One AT&T Way
    Bedminster, New Jersey                                  07921
(Address of Principal Executive                           (Zip Code)
          Offices)


       Registrant's telephone number, including area code: (800) 257-7865


                                 Not Applicable

          (Former Name or Former Address, If Changed Since Last Report)

A New York                      Commission File                  I.R.S. Employer
Corporation                        No. 1-1105                     No.13-4924710

Form 8-K                                                              AT&T Corp.
January 23, 2003

ITEM 5. Other Events

On January 23, 2003, AT&T Corp. issued a press release statement relating to the Company's earnings which is attached as Exhibit 99.1.

On January 23, 2003, AT&T Corp. issued a press release statement concerning an offer to repurchase debt which is attached as Exhibit 99.2.

On January 23, 2003, Thomas W. Horton, Senior Executive Vice President and Chief Financial Officer, issued a statement providing additional financial information about AT&T Corp. A portion of Mr. Horton's statement is attached as Exhibit 99.4.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


 (c) EXHIBITS

     Exhibit 99.1 - AT&T Corp. Press Release dated January 23, 2003.

     Exhibit 99.2 - AT&T Corp. Press Release dated January 23, 2003.

     Exhibit 99.3 - AT&T Corp. certain financial data for the years, and for each quarter in the years, ended December 31, 2002 and December 31, 2001.

     Exhibit 99.4 - Statements of Thomas W. Horton made on January 23, 2003.

Form 8-K                                                              AT&T Corp.
January 23, 2003



                               SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                             AT&T CORP.




                             /s/  N. S. Cyprus
                             ----------------------------------
                             By:  N. S. Cyprus
                                  Vice President and Controller

January 23, 2003

                                                                    EXHIBIT 99.1


                                                             [AT&T LOGO OMITTED]
News Release
--------------------------------------------------------------------------------


AT&T Reports Fourth-Quarter and Full-Year Results

FOR RELEASE THURSDAY, JANUARY 23, 2003

BEDMINSTER, N.J. - AT&T today announced its fourth-quarter and full-year 2002 results. The company's fourth-quarter earnings per diluted share, which reflect a gain in discontinued operations from the disposition of AT&T Broadband, partially offset by a loss from continuing operations resulting from restructuring and asset impairment charges announced earlier this month, was $0.66.

The company reported a loss from continuing operations, primarily resulting from an asset impairment charge associated with the company's past investment in AT&T Latin America (ALA), and also reflecting the impact of a restructuring charge associated with planned employee separations and an asset impairment charge related to the value of the company's DSL assets. The loss per diluted share from continuing operations was $0.79.

Revenue for the quarter was $9.3 billion, a decline of 8.6 percent from the year-ago quarter. The company attributes the revenue decline to continued declines in long distance voice services, partially offset by growth in local voice as well as data/Internet protocol (IP) and managed services.

"We had solid operating results in the fourth quarter, reflecting our execution of the basics," said AT&T Chairman and CEO David W. Dorman. "We saw continued growth in our local voice and data businesses, despite an unsettled economic environment. We're entering 2003 with a strong focus on meeting customer needs, improving shareowner value and maintaining our financial discipline and flexibility."

Full Year 2002 Results

For the full year, the company reported a loss of $17.08 per diluted share, which reflects a loss related to discontinued operations, a loss related to the adoption of a new accounting standard and income from continuing operations.

The loss related to discontinued operations includes a $18.95 loss from discontinued operations, partially offset by a gain of $1.73 per diluted share from the disposal of discontinued operations. The loss related to the adoption of the new accounting standard was $1.12 per diluted share. Income from continuing operations was $1.26 per diluted share.

Full-year revenue was $37.8 billion, a decline of 10.4 percent from the previous year.

UNIT HIGHLIGHTS
Note: all comparisons are to same reporting period in prior year

AT&T Business
o Fourth quarter revenue $6.6 billion, down 3.0 percent o Full year revenue $26.6 billion, down 4.1 percent o Fourth quarter EBIT, loss of $331 million, down 3.5 percent
o Fourth quarter EBIT, excluding other income, equity earnings and ALA charge, $451 million, up 26.7 percent o Fourth quarter EBIT margin, excluding other income, equity earnings and ALA charge, 6.9 percent o Full year EBIT, $1.6 billion, up 171.1 percent o Full year EBIT, excluding other income, equity earnings and ALA charge, $3.1 billion, down 16.4 percent o Full year EBIT margin, excluding other income, equity earnings and ALA charge, 11.6 percent
o LD voice revenue declined about 10 percent in the quarter due to price declines, volume increased nearly 7 percent, which reflects wholesale volume growth and declining retail volumes o Local voice revenue grew more than 25 percent in the quarter o Data/IP/Managed services revenue, including customer premises equipment sales, grew about 3 percent in the quarter

AT&T Consumer
o Fourth quarter revenue $2.7 billion, down 20.0 percent o Full year revenue $11.5 billion, down 22.3 percent o Fourth quarter EBIT $395 million, down
     62.7 percent
o Fourth quarter EBIT, excluding other income and equity earnings, $389 million, down 56.4 percent o Fourth quarter EBIT margin, excluding other income and equity earnings, 14.2 percent o Full year EBIT $2.6 billion, down 45.7 percent o Full year EBIT, excluding other income and equity earnings, $2.6 billion, down 44.8 percent o Full year EBIT margin, excluding other income and equity earnings, 22.5 percent
o Any Distance offer added more than 500,000 subscribers in the quarter and at year-end had more than 2.4 million subscribers; subscriber base doubled in 2002


OUTLOOK
AT&T said that it does not yet see a significant turnaround in the overall business services industry, and, as a result, expects total telecom industry spending will be down again in 2003. However, AT&T believes it is well positioned to continue to take market share and therefore expects a slower rate of revenue decline in 2003 compared to 2002. Other expectations for the corporation include: o Full-year operating income margin decline, excluding ALA charge, to be comparable to the 2002 decline o Diluted EPS for the first quarter of 2003 in the range of $0.50 to $0.55 o Capital expenditures for 2003 to be approximately $3.3 to $3.5 billion

AT&T Business expects a slower rate of revenue decline in 2003 compared to 2002.

AT&T Consumer expects the 2003 rate of revenue decline to be slightly better than the decline in 2002.

4th Quarter at a Glance         4Q02 vs. 4Q01   4th Quarter Highlights
AT&T revenue                    $9.3B  (8.6%)   EPS                              $0.66
AT&T Business revenue           $6.6B  (3.0%)   EPS from continuing operations  ($0.79)
AT&T Consumer revenue           $2.7B  (20.0%)
EBIT                            $119M   11.6%
EBIT, excluding other
income, equity earnings
and ALA charge                  $783M  (6.3%)
Capital expenditures            $1.3B  (21.4%)


Year at a Glance                2002 vs. 2001   Full-Year Highlights
AT&T revenue                    $37.8B (10.4%)  EPS                             $(17.08)
AT&T Business revenue           $26.6B (4.1%)   EPS from continuing operations  $  1.26
AT&T Consumer revenue           $11.5B (22.3%)  Total assets                    $ 55.3B
EBIT                            $3.9B  157.8%   Debt, net of cash,
EBIT, excluding other income,                   monetizations and fluctuations
equity earnings and ALA charge  $5.5B  (31.0%)  in foreign debt value           $ 12.9B
Capital expenditures            $3.9B  (30.8%)


The table below provides a reconciliation of EBIT and EBIT, excluding other income, equity earnings and the ALA impairment charge, to the comparable Generally Accepted Accounting Principle (GAAP) measure of Operating (Loss)
Income:

($ in millions)                                 4Q02          2002

EBIT                                            $   119       $  3,886
Less:
  Other income (expense)                            208            (77)
  Pretax net earnings (losses) related to
  equity investments                                158           (512)
  Pretax minority interest income                    33            114

Operating (Loss) Income                         $  (280)      $  4,361

EBIT, excluding other income,
equity earnings and ALA impairment charge       $   783       $  5,485
Add:
  ALA impairment charge                          (1,029)        (1,029)
Less:
  Pretax minority interest income*                   34             95
Operating (Loss) Income                         $  (280)      $  4,361


* Excludes minority interest in other income


DEFINITIONS and NOTES
Note: Financial statements have been restated to reflect the one-for-five reverse stock split and to reflect AT&T Broadband as a discontinued operation in all periods presented. AT&T Broadband was spun off on November 18, 2002.

AT&T Group does not include the results of Liberty Media Group, which was tracked as a separate class of stock through August 10, 2001, the split-off date.

EBIT refers to earnings before interest, taxes, cumulative effect of accounting changes, dividend requirements on preferred stock, premium on exchange of AT&T Wireless tracking stock and discontinued operations.

EBIT, excluding other income and equity earnings, refers to EBIT, excluding other income (expense), and pretax net equity earnings (losses) related to equity investments.

EBIT,excluding other income, equity earnings and the ALA charge refers to EBIT, excluding other income (expense), pretax net earnings (losses) related to equity investments and the fourth-quarter charge related to AT&T's past investment in AT&T Latin America.

EBIT margin, excluding other income and equity earnings refers to EBIT, excluding other income (expense) and pretax net earnings (losses) related to equity investments as a percentage of reported revenue.

EBIT margin, excluding other income, equity earnings and ALA charge refers to EBIT, excluding other income (expense), pretax net earnings (losses) related to equity investments and the fourth-quarter charge related to AT&T's past investment in AT&T Latin America as a percentage of reported revenue.

EPS is earnings per diluted share.

------------------------------------------------------------------------------------------------------------------------------------
          AT&T Group Combined Statements of Income (Unaudited)
------------------------------------------------------------------------------------------------------------------------------------
             Dollars in millions (except per share amounts)
------------------------------------------------------------------------------------------------------------------------------------
                                                For the Three Months            For the Year
                                                Ended December 31,              Ended December 31,
------------------------------------------------------------------------------------------------------------------------------------
                                                2002          2001              2002          2001
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Revenue                                        $  9,290       $ 10,168          $ 37,827      $ 42,197
------------------------------------------------------------------------------------------------------------------------------------
Operating Expenses
------------------------------------------------------------------------------------------------------------------------------------
Access and other connection                       2,576          2,830            10,790        12,085
------------------------------------------------------------------------------------------------------------------------------------
Costs of services and products                    2,197          2,322             8,363         8,621
------------------------------------------------------------------------------------------------------------------------------------
Selling, general and administrative               2,077          2,021             7,988         8,064
------------------------------------------------------------------------------------------------------------------------------------
Depreciation and amortization                     1,257          1,156             4,888         4,559
------------------------------------------------------------------------------------------------------------------------------------
Net restructuring and other charges               1,463          1,036             1,437         1,036
------------------------------------------------------------------------------------------------------------------------------------
Total operating expenses                          9,570          9,365            33,466        34,365
------------------------------------------------------------------------------------------------------------------------------------
Operating (loss) income                            (280)           803             4,361         7,832
------------------------------------------------------------------------------------------------------------------------------------
Other income (expense), net                         208            (58)              (77)        1,327
------------------------------------------------------------------------------------------------------------------------------------
Interest (expense)                                 (361)          (413)           (1,448)       (1,493)
------------------------------------------------------------------------------------------------------------------------------------
(Loss) income from continuing operations before
income taxes, minority
interest income, and net earnings (losses)
related to equity investments                      (433)           332             2,836         7,666
------------------------------------------------------------------------------------------------------------------------------------
(Provision) for income taxes                       (225)          (134)           (1,587)       (2,890)
------------------------------------------------------------------------------------------------------------------------------------
Minority interest income                             33             39               114           131
------------------------------------------------------------------------------------------------------------------------------------
Net earnings (losses) related to equity investments  14           (453)             (400)       (4,836)
------------------------------------------------------------------------------------------------------------------------------------
(Loss) income from continuing operations           (611)          (216)              963            71
------------------------------------------------------------------------------------------------------------------------------------
(Loss) from discontinued operations, net of taxes  (197)        (1,175)          (14,513)       (4,052)
------------------------------------------------------------------------------------------------------------------------------------
Gain on disposition of discontinued operations,
net of taxes                                      1,324              -             1,324        13,503
------------------------------------------------------------------------------------------------------------------------------------
Income (loss) before cumulative effect of
accounting changes                                  516         (1,391)          (12,226)        9,522
------------------------------------------------------------------------------------------------------------------------------------
Cumulative effect of accounting changes, net of
taxes                                                 -              -              (856)          359
------------------------------------------------------------------------------------------------------------------------------------
Income (loss) of AT&T Group                         516         (1,391)          (13,082)        9,881
------------------------------------------------------------------------------------------------------------------------------------
Dividend requirements of preferred stock, net         -              -                 -          (652)
------------------------------------------------------------------------------------------------------------------------------------
Premium on exchange of AT&T Wireless tracking stock   -              -                 -           (80)
------------------------------------------------------------------------------------------------------------------------------------
Income (loss) attributable to common shareowners   $516        $(1,391)         $(13,082)        9,149
------------------------------------------------------------------------------------------------------------------------------------
AT&T Common Stock Group:
------------------------------------------------------------------------------------------------------------------------------------
Earnings (loss)                                     516         (1,391)          (13,082)        9,114
------------------------------------------------------------------------------------------------------------------------------------
Weighted-average shares (millions)                  776            708               746           729
------------------------------------------------------------------------------------------------------------------------------------
Weighted-average shares and potential
common shares (millions)*                           776            708               766           729
------------------------------------------------------------------------------------------------------------------------------------
AT&T Common Stock Group - per basic share:
------------------------------------------------------------------------------------------------------------------------------------
(Loss) earnings from continuing operations       $(0.79)        $(0.31)            $1.29         (0.91)
------------------------------------------------------------------------------------------------------------------------------------
(Loss) from discontinued operations               (0.26)         (1.66)           (19.44)        (5.60)
------------------------------------------------------------------------------------------------------------------------------------
Gain on disposition of discontinued operations     1.71              -              1.77         18.53
------------------------------------------------------------------------------------------------------------------------------------
Cumulative effect of accounting changes               -              -             (1.15)         0.49
------------------------------------------------------------------------------------------------------------------------------------
AT&T Common Stock Group earnings (loss)           $0.66         $(1.97)          $(17.53)        12.51

------------------------------------------------------------------------------------------------------------------------------------
AT&T Common Stock Group - per diluted share:
------------------------------------------------------------------------------------------------------------------------------------
(Loss) earnings from continuing operations       $(0.79)        $(0.31)            $1.26         (0.91)
------------------------------------------------------------------------------------------------------------------------------------
(Loss) from discontinued operations               (0.26)         (1.66)           (18.95)        (5.60)
------------------------------------------------------------------------------------------------------------------------------------
Gain on disposition of discontinued operations     1.71              -              1.73         18.53
------------------------------------------------------------------------------------------------------------------------------------
Cumulative effect of accounting changes               -              -             (1.12)         0.49
------------------------------------------------------------------------------------------------------------------------------------
AT&T Common Stock Group earnings (loss)           $0.66         $(1.97)          $(17.08)        12.51
------------------------------------------------------------------------------------------------------------------------------------
Dividends declared per share                   $ 0.1875       $ 0.1875          $   0.75        $ 0.75
------------------------------------------------------------------------------------------------------------------------------------
AT&T Wireless Group:
------------------------------------------------------------------------------------------------------------------------------------
Earnings                                       $      -       $      -          $      -            35
------------------------------------------------------------------------------------------------------------------------------------
Weighted-average shares (millions)                    -              -                 -           438
------------------------------------------------------------------------------------------------------------------------------------
Weighted-average shares and potential
common shares (millions)*                             -              -                 -           438
------------------------------------------------------------------------------------------------------------------------------------
Earnings per basic and common share            $      -       $      -          $      -          0.08
------------------------------------------------------------------------------------------------------------------------------------
* Weighted-average shares assumes dilution from the potential conversion of debt and equity securities and the potential exercise of outstanding stock options and other performance awards, unless they are anti-dilutive to earnings (loss) per diluted share.
------------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
                      AT&T Group Combined Balance Sheets (Unaudited)
----------------------------------------------------------------------------------------------------------------------------
                                   Dollars in millions
----------------------------------------------------------------------------------------------------------------------------
                                                                                                     At December 31,
                                                                                                  2002            2001
----------------------------------------------------------------------------------------------------------------------------
ASSETS
----------------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents                                                                      $  8,014       $ 10,680
----------------------------------------------------------------------------------------------------------------------------
Accounts receivable, less allowances of $669 and $754                                             5,286          7,153
----------------------------------------------------------------------------------------------------------------------------
Other receivables                                                                                   173          1,431
----------------------------------------------------------------------------------------------------------------------------
Deferred income taxes                                                                               910          1,192
----------------------------------------------------------------------------------------------------------------------------
Other current assets                                                                              1,520            622
----------------------------------------------------------------------------------------------------------------------------
Total current assets from discontinued operations                                                     -          1,649
----------------------------------------------------------------------------------------------------------------------------
TOTAL CURRENT ASSETS                                                                             15,903         22,727
----------------------------------------------------------------------------------------------------------------------------
Property, plant and equipment, net of accumulated depreciation
   of $31,021 and $29,088                                                                        25,604         26,803
----------------------------------------------------------------------------------------------------------------------------
Goodwill, net of accumulated amortization in 2001 of $564                                         4,626          5,314
----------------------------------------------------------------------------------------------------------------------------
Prepaid pension costs                                                                             3,596          3,329
----------------------------------------------------------------------------------------------------------------------------
Other assets                                                                                      5,543          5,805
----------------------------------------------------------------------------------------------------------------------------
Total non-current assets from discontinued operations                                                 -        101,503
----------------------------------------------------------------------------------------------------------------------------
TOTAL ASSETS                                                                                   $ 55,272       $165,481
----------------------------------------------------------------------------------------------------------------------------
LIABILITIES
----------------------------------------------------------------------------------------------------------------------------
Accounts payable                                                                               $  3,819       $  4,156
----------------------------------------------------------------------------------------------------------------------------
Payroll and benefit-related liabilities                                                           1,519          1,606
----------------------------------------------------------------------------------------------------------------------------
Debt maturing within one year                                                                     3,762         10,134
----------------------------------------------------------------------------------------------------------------------------
Other current liabilities                                                                         2,924          3,929
----------------------------------------------------------------------------------------------------------------------------
Total current liabilities from discontinued operations                                                -          5,801
----------------------------------------------------------------------------------------------------------------------------
TOTAL CURRENT LIABILITIES                                                                        12,024         25,626
----------------------------------------------------------------------------------------------------------------------------
Long-term debt                                                                                   18,812         24,025
----------------------------------------------------------------------------------------------------------------------------
Long-term benefit-related liabilities                                                             4,001          3,459
----------------------------------------------------------------------------------------------------------------------------
Deferred income taxes                                                                             4,739          2,438
----------------------------------------------------------------------------------------------------------------------------
Other long-term liabilities and deferred credits                                                  3,384          7,159
----------------------------------------------------------------------------------------------------------------------------
Total non-current liabilities from discontinued operations                                            -         43,071
----------------------------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES                                                                                42,960        105,778
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
Minority Interest from Discontinued Operations                                                        -          3,303
----------------------------------------------------------------------------------------------------------------------------
Company-Obligated Convertible Quarterly Income Preferred
  Securities of Subsidiary Trust Holding Solely Subordinated
  Debt Securities of AT&T from Discontinued Operations                                                -          4,720
----------------------------------------------------------------------------------------------------------------------------
SHAREOWNERS' EQUITY
----------------------------------------------------------------------------------------------------------------------------
AT&T Common Stock, $1 par value, authorized 6,000,000,000 shares;
  issued and outstanding 783,037,580 shares (net of 171,801,716 treasury shares) at December 31, 2002 and 708,481,149 shares
  (net of 170,349,286 treasury shares) at December 31, 2001                                         783            708
----------------------------------------------------------------------------------------------------------------------------
Additional paid-in capital                                                                       25,464         52,099
----------------------------------------------------------------------------------------------------------------------------
Accumulated deficit                                                                             (13,867)          (785)
----------------------------------------------------------------------------------------------------------------------------
Accumulated other comprehensive loss                                                                (68)          (342)
----------------------------------------------------------------------------------------------------------------------------
TOTAL SHAREOWNERS' EQUITY                                                                        12,312         51,680
----------------------------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES AND SHAREOWNERS' EQUITY                                                      $ 55,272       $165,481
----------------------------------------------------------------------------------------------------------------------------


NOTE TO FINANCIAL MEDIA: AT&T executives will discuss the company's performance in a two-way conference call for financial analysts at 8:15 a.m. ET today. Reporters are invited to listen to the call. U.S. callers should dial 888-276-0010 to access the call. Callers outside the U.S. should dial + 1 612-326-1003.

In addition, Internet rebroadcasts of the call will be available on the AT&T website beginning later today. The website address is http://www.att.com/ir. A copy of the earnings commentary is also available online. An audio rebroadcast of the conference call will be available beginning in the afternoon on Thursday, January 23 until midnight on Saturday, January 25. To access the replay, please visit http://www.att.com/ir, or U.S. callers can dial 800-475-6701, access code 661273. Callers outside the U.S. should dial +1 320-365-3844, access code 661273.


The foregoing are "forward-looking statements" which are based on management's beliefs as well as on a number of assumptions concerning future events made by and information currently available to management. Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside AT&T's control, that could cause actual results to differ materially from such statements. For a more detailed description of the factors that could cause such a difference, please see AT&T's filings with the Securities and Exchange Commission. AT&T disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This information is presented solely to provide additional information to further understand the results of AT&T.

                                     # # #

                                                                    EXHIBIT 99.2


                                                             [AT&T LOGO OMITTED]
News Release
--------------------------------------------------------------------------------


AT&T Announces Offer to Repurchase $4.3 Billion of Debt for Cash

FOR RELEASE Thursday, January 23, 2003

BEDMINSTER, N.J. - AT&T (NYSE: T) today announced that it has offered to repurchase for cash any and all of its outstanding 6.375 percent Notes due March 15, 2004 and 6.50 percent Notes due March 15, 2013.

The offer will commence at 9 a.m. EST on Thursday, January 23, 2003 and expire at 5 p.m. EST on Thursday, January 30, 2003, unless extended or terminated earlier. Merrill Lynch and Morgan Stanley are acting as dealer managers and will repurchase AT&T's securities at any time between 9 a.m. and 5 p.m. on any New York Stock Exchange trading day during which the offer is open.

The securities will be repurchased at a price per $1,000 principal amount of each security purchased. The purchase price applicable to securities properly repurchased pursuant to the offer will be calculated in a manner intended to result in a yield determined by reference to the yield to maturity based on the bid side price of the applicable U.S. Treasury Security as listed below, plus the corresponding fixed spread. Each price is calculated at the time of acceptance of an offer. In addition, AT&T will pay accrued and unpaid interest on the securities up to, but not including, the date of payment of the purchase price for the securities.

The following table sets forth certain information relating to the securities that are included in the offer to repurchase.

CUSIP/ISIN      Aggregate       Security    Reference   Bloomberg       Fixed   Hypothetical
Number          Principa1                   Treasury    Reference       Spread  Purchase
                Amount                      Security    Page                    Price*
                Outstanding
001957BE8 /     $1,590,433,000  6.375% due  3.625% due  BBT4            0.50%   $1,050.96
US001957BE87                    3/15/2004   3/31/04

001957BJ7 /
US001957BJ74    $2,736,528,000  6.50% due   4% due      BBT1            2.20%   $1,027.53
                                3/15/2013   11/15/12


*Hypothetical Purchase Price based on the yield to maturity of the Reference Treasury Security as of 2:30 p.m. EST on January 22, 2003 and a settlement date of January 27, 2003.

Information regarding the offers will be available on MCM Corporate Watch on Telerate pages 64164 / 64165 and Bloomberg pages MCM 7889 / 7890.

Requests for documents may be directed to D.F. King & Co., Inc., the Information Agent, at (212) 269-5550 or (866) 868-2409 in the U.S. or (011) 44-20-7920-9700
in Europe.

Questions  regarding  the offers  should be  directed  to the  dealer  managers:
-Merrill Lynch & Co., at 888-654-8637 (toll free) or 212-449-4914 (call collect) -Morgan Stanley, at 800-624-1808 (toll free) or 212-761-1959 (call collect)

To accept an offer, holders should contact:

For the 2004 NotesMorgan  Stanley Dealer Sales Desk(201) 536-6709 (call collect)
Attn: Joe LetoorMorgan Stanley Corporate Bond Trading DeskU.S.: (212) 761-1324 (call collect)Attn: Tom Skove or Jason SantorielloEurope: (011) 44-20-7677-7870
Attn: Charles Cho For the 2013 NotesMerrill Lynch Dealer Sales Desk (212) 449-4627 (call collect)Attn: Gary KobesorMerrill Lynch Corporate Bond Trading
DeskU.S.:  (212) 449-4694 (call collect)Attn:  Josh Hershman or Dan Mena Europe:
(011) 44-20-7995-3762Attn: Bill McManus

The foregoing are "forward-looking statements" which are based on management's beliefs as well as on a number of assumptions concerning future events made by and information currently available to management. Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside AT&T's control, that could cause actual results to differ materially from such statements. For a more detailed description of the factors that could cause such a difference, please see AT&T's filings with the Securities and Exchange Commission. AT&T disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This information is presented solely to provide additional information to further understand the results of AT&T.

                                                                    EXHIBIT 99.3

Following are unaudited quarterly income statements for AT&T. All prior period information has been restated to reflect AT&T Broadband as a discontinued operation. In addition, prior period share and per share data has been restated to reflect the one-for-five reverse stock split.

                           AT&T Corp. and Subsidiaries
                Consolidated Statements of Operations (Unaudited)
                 Dollars in millions (except per share amounts)


                                 4Q02      3Q02     2Q02       1Q02     2002       4Q01       3Q01      2Q01      1Q01      2001
REVENUE
AT&T Business Services           $ 6,588   $6,700   $  6,742   $6,528   $ 26,558   $  6,791   $ 6,807   $ 7,011   $ 7,096   $27,705

AT&T Consumer Services             2,736    2,794      2,911    3,086     11,527      3,420     3,770     3,724     3,929    14,843

Corporate and Other                  (34)     (85)       (73)     (66)      (258)       (43)      (40)     (133)     (135)     (351)

Total Revenue                      9,290    9,409      9,580    9,548     37,827     10,168    10,537    10,602    10,890    42,197


OPERATING EXPENSES
Access and other connection        2,576    2,679      2,747    2,788     10,790      2,830     3,021     3,086     3,148    12,085

Costs of services and products     2,197    2,066      2,086    2,014      8,363      2,322     2,179     1,991     2,129     8,621

Selling, general and
  administrative                   2,077    2,032      1,942    1,937      7,988      2,021     1,891     2,119     2,033     8,064

Depreciation and amortization      1,257    1,243      1,213    1,175      4,888      1,156     1,133     1,141     1,129     4,559

Net restructuring and other
  charges                          1,463      (26)         -        -      1,437      1,036         -         -         -     1,036

Total operating expenses           9,570    7,994      7,988    7,914     33,466      9,365     8,224     8,337     8,439    34,365


Operating (loss) income             (280)   1,415      1,592    1,634      4,361        803     2,313     2,265     2,451     7,832


Other income (expense), net          208     (180)       (50)     (55)       (77)       (58)      570       642       173     1,327

Interest (expense)                  (361)    (355)      (336)    (396)    (1,448)      (413)     (370)     (289)     (421)   (1,493)

(Loss) income from continuing
  operations before income taxes,
  minority interest income, and
  net earnings (losses) related
  to other equity investments       (433)     880      1,206    1,183      2,836        332     2,513     2,618     2,203     7,666


(Provision) for income taxes        (225)    (370)      (513)    (479)    (1,587)      (134)     (891)   (1,005)     (860)   (2,890)

Minority interest income              33       28         33       20        114         39        27        30        35       131
Equity earnings (losses) from
  Liberty Media Group                  -        -          -        -          -          -       111    (2,125)     (697)   (2,711)
Net earnings (losses) related
  to other equity investments         14      (13)      (123)    (278)      (400)      (453)   (3,307)     (951)     (125)   (4,836)

(Loss) income from continuing
  operations                        (611)     525        603      446        963       (216)   (1,547)   (1,433)      556    (2,640)
(Loss) from discontinued
  operations - net of taxes         (197)    (318)   (13,433)    (565)   (14,513)    (1,175)     (548)     (525)   (1,804)   (4,052)
Gain on disposition of
  discontinued operations - net
  of taxes                         1,324        -          -        -      1,324          -    13,503         -         -    13,503
Income (loss) before cumulative
  effect of accounting changes       516      207    (12,830)    (119)   (12,226)    (1,391)   11,408    (1,958)   (1,248)    6,811
Cumulative effect of accounting
  changes, net of taxes                -        -          -     (856)      (856)         -         -         -       904       904

Net income (loss)                    516      207    (12,830)    (975)   (13,082)    (1,391)   11,408    (1,958)     (344)    7,715

Dividend requirements of
  preferred stock, net                 -          -        -          -          -         -     (235)     (236)     (181)     (652)
Premium on exchange of AT&T
  Wireless tracking stock              -          -        -          -          -         -        -       (80)        -       (80)
Net income (loss) attributable
  to common shareowners          $   516   $  207   $(12,830)  $ (975)  $(13,082)  $ (1,391)  $11,173   $(2,274)  $  (525)  $ 6,983

AT&T COMMON STOCK GROUP:
Income (loss) attributable to
  common shareowners             $   516   $  207   $(12,830)  $ (975)  $(13,082)  $ (1,391)  $11,062   $  (191)  $  (366)  $ 9,114

Weighted-average common shares
  (millions)                         776      770        730      709        746        708       707       739       761       729
Weighted-average common shares
  and potential common shares
  (millions)                         776      788        750      738        766        708       707       782       809       729

Earnings (loss) per basic share:

(Loss) earnings from continuing
operations                       $ (0.79)  $ 0.68   $   0.83   $ 0.63   $   1.29   $  (0.31)  $ (2.68)  $  0.51   $  1.41   $ (0.91)

(Loss)from discontinued
  operations                       (0.26)   (0.41)    (18.41)   (0.80)    (19.44)     (1.66)    (0.77)    (0.77)    (2.36)    (5.60)

Gain on disposition of
  discontinued operations           1.71        -          -        -       1.77          -     19.10         -         -     18.53

Cumulative effect of accounting
  changes                              -        -          -    (1.21)     (1.15)         -         -         -      0.47      0.49

Earnings (loss) per share        $  0.66   $ 0.27   $ (17.58)  $(1.38)  $ (17.53)  $  (1.97)  $ 15.65   $ (0.26)  $ (0.48)  $ 12.51

Earnings (loss) per diluted
  share:

(Loss) earnings from continuing
  operations                     $ (0.79)  $ 0.67   $   0.80   $ 0.60   $   1.26   $  (0.31)  $ (2.68)  $  0.48   $  1.32   $ (0.91)

(Loss) from discontinued
  operations                       (0.26)   (0.41)    (17.91)   (0.76)    (18.95)     (1.66)    (0.77)    (0.72)    (2.21)    (5.60)

Gain on disposition of
  discontinued operations           1.71        -          -        -       1.73          -     19.10         -         -     18.53

Cumulative effect of
  accounting changes                   -        -          -    (1.16)     (1.12)         -         -         -      0.44      0.49

Earnings (loss) per share        $  0.66   $ 0.26   $ (17.11)  $(1.32)  $ (17.08)  $  (1.97)  $ 15.65   $ (0.24)  $ (0.45)  $ 12.51

AT&T WIRELESS GROUP:

Earnings (loss)                        -        -          -        -          -          -         -   $    42   $    (7)  $    35
Weighted-average common
  shares and potential
  common shares (millions)             -        -          -        -          -          -         -       513       363       438

Earnings (loss) per basic
  and diluted share                    -        -          -        -          -          -         -   $  0.08   $ (0.02)  $  0.08


LIBERTY MEDIA GROUP:
Earnings (loss)                        -        -          -        -          -          -   $   111   $(2,125)  $  (152)  $(2,166)
Weighted-average common
  shares and potential
  common shares (millions)             -        -          -        -          -          -     2,588     2,588     2,574     2,582

Earnings (loss) per basic
  and diluted share:
Earnings (loss) from
  continuing operations                -        -          -        -          -          -   $  0.04   $ (0.82)  $ (0.27)  $ (1.05)
Cumulative effect of
  accounting change                    -        -          -        -          -          -         -         -      0.21      0.21
Earnings (loss) per share              -        -          -        -          -          -   $  0.04   $ (0.82)  $ (0.06)  $ (0.84)

                                                                    EXHIBIT 99.4

Statements of Thomas W. Horton made on January 23, 2003

Over the past year, AT&T has reduced its net debt balance by more than $21 billion, to end the year with net debt of $12.9 billion, well ahead of our guidance of a mid-teens level. As a result, our net-debt to EBITDA, excluding the AT&T Latin America asset impairment charge at year-end was 1.25x.

                                      *****


Effective with our next earnings call, we will no longer be providing quarterly or annual EPS guidance.

                                      *****


Reflected in our segment and corporate outlook are increases in two major non-cash expenses that I would like to briefly highlight. The first is associated with our pension plans. For the 2003 plan year, we have changed the discount rate assumption from 7.25% to 6.50%. We have also reduced the long-term expected return on plan assets rom 9.0% to 8.5% to reflect a moderation in long-term returns in the financial markets. We believe that our assumptions are appropriately conservative, relative to both our historical long-term average returns and the assumptions used by other large companies. These changes in assumptions are expected to reduce operating income in 2003 by approximately $100 million. I'd also like to point out that our pension plans remain well funded on the IRS (ERISA) basis and, as we have previously stated, we would not be required to make any cash contributions to our pension plan in 2003. In addition, we expect to have minimal, if any, cash contribution requirements in 2004. The second non-cash charge pertains to accounting for stock options and the employee stock purchase plan. At this point, while there are a number of variables to this calculation, we'd estimate the collective impact to be up to a $70 million reduction in operating income in 2003. There will be a minimal impact in the first quarter, and most of the impact will begin at the time of our 2003 annual stock option grants in the second quarter.

Net Debt Reconciliation

dollars in billions

At December 31,                                    2002            2001
                                                ------------    ------------

Total debt                                            $22.6           $34.2
Less cash *                                             8.5            10.7
                                                ------------    ------------
Net Debt                                               14.1            23.5

Less:
Monetizations                                           0.5             1.3
Fluctuations in Foreign Debt Value                      0.7            (0.2)

                                                ------------    ------------
Sub-total                                              12.9            22.4

AT&T Broadband Total Debt net of
  AT&T Broadband Monetizations                            -            12.1
                                                ------------    ------------

Net Debt excluding Monetizations and
                                                 ------------    ------------
  Fluctuations in Foreign Debt Values                  $12.9           $34.5
                                                 ============    ============

* At December 31, 2002, cash includes $0.4 billion of restricted cash that collateralizes a portion of private debt and is included in "Other Assets" in the balance sheet.


Reconciliation of EBITDA.

The table below provides a reconciliation of EBITDA (earnings before interest, taxes, depreciation and amortization and minority interest) excluding other income (expense), pretax equity earnings, and the AT&T Latin America impairment charge, to the comparable Generally Accepted Accounting Principle (GAAP) measure of Operating Income.


($s in millions)

                                                                    2002
                                                                 ------------

EBITDA excluding other income (expense), pretax
  equity earnings and the AT&T Latin America
  impairment charge                                                $ 10,278


Add:
   AT&T Latin America impairment charge                              (1,029)
   Depreciation and amortization                                     (4,888)

                                                                 ------------
Operating Income                                                    $ 4,361
                                                                 ============


The foregoing are "forward-looking statements" which are based on management's beliefs as well as on a number of assumptions concerning future events made by and information currently available to management. Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside AT&T's control, that could cause actual results to differ materially from such statements. For a more detailed description of the factors that could cause such a difference, please see AT&T's filings with the Securities and Exchange Commission. AT&T disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This information is presented solely to provide additional information to further understand the results of AT&T.